UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
December 2, 2005
Date of Report (Date of earliest event reported)
PAC-WEST TELECOMM, INC.
(Exact name of registrant as specified in its charter)

California	000-27743	68-0383568
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1776 W. March Lane, Suite 250
Stockton, California		95207
(Address of principal executive offices)		(Zip Code)
(209) 926-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On December 2, 2005, Pac-West Telecomm, Inc., Pac-West Telecom of Virginia, Inc., PWT Services, Inc., and PWT of New York, Inc. (collectively, the “Borrowers”), entered into a First Amendment to Loan and Security Agreement (the “Amendment”) with Comerica Bank (the “Bank”). The Amendment effects two technical corrections to the financial covenants of the Loan and Security Agreement dated as of November 9, 2005 between the Borrowers and the Bank by amending the (i) Adjusted Quick Ratio and (ii) Total Liabilities to Effective Tangible Net Worth ratio that must be maintained by the Borrowers. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
10.1	First Amendment to Loan and Security Agreement dated as of November 30, 2005, by and between Comerica Bank and Pac-West Telecomm, Inc., Pac-West Telecom of Virginia, Inc., PWT Services, Inc., and PWT of New York, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAC-WEST TELECOMM, INC. (Registrant)

Dated: December 7, 2005

	By:	/s/ Ravi Brar
Ravi Brar
Chief Financial Officer

INDEX TO EXHIBITS

10.1	First Amendment to Loan and Security Agreement dated as of November 30, 2005, by and between Comerica Bank and Pac-West Telecomm, Inc., Pac-West Telecom of Virginia, Inc., PWT Services, Inc., and PWT of New York, Inc.